UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

November 21, 2008

Date of Report (Date of
earliest event reported)

Poniard Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Washington	0-16614	91-1261311
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

7000 Shoreline Court, Suite 270, South San Francisco, California		94080
(Address of principal executive offices)		(Zip Code)

(650) 583-3774

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.              Entry into a Material Definitive Agreement.

Commercial Supply Agreement

On November 22, 2008, Poniard Pharmaceuticals, Inc. and Baxter Oncology GmbH entered into a Commercial Supply Agreement.  Under the Agreement, Baxter will formulate, fill, inspect, package, label, test and store picoplatin finished drug product for commercial supply.  The Company will purchase, and Baxter will produce and deliver, finished drug product on a purchase order, fixed-price basis, subject to periodic purchase price adjustments and minimum quantity requirements.  Unless terminated, the Agreement continues for an initial term ending November 22, 2013, subject to extension.  The Agreement may be terminated upon mutual agreement of the parties.  Either party may terminate the agreement upon  a material breach by the other party that remains uncured for thirty days (in the case of monetary defaults) or 45 days (in the case of  non-monetary defaults), or upon the other party’s reorganization, liquidation, dissolution, winding up, or composition or adjustment of its debts, the appointment of a receiver or trustee or similar relief under any law relating to bankruptcy, insolvency, winding up or composition or adjustment of debts, or the filing of any order with respect to any of the foregoing not dismissed within sixty days.

The foregoing is qualified in its entirety by reference to the Agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2008.

On November 24, 2008, Poniard issued a press release announcing the Agreement.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Seattle Lease Amendment

On November 21, 2008, the Company executed an amendment to the lease for its Seattle offices located at 500 Elliott Bay Office Park, 300 Elliott Avenue West, Seattle, Washington (the “Amendment”).  The Amendment extends the initial term of the lease agreement dated February 13, 2002, as amended (the “Lease”), to December 31, 2010.  Effective January 1, 2009 through the expiration of the initial term, annual base rent will decrease to $26.00 per square foot.  The annual base rent includes the Company’s proportionate share of 2009 operating services and real estate taxes, and the Amendment establishes calendar 2009 as the “Base Year” for purposes of calculating operating services and real estate taxes under the Lease.  The Amendment ratifies the Company’s current option to renew the Lease for one five-year term, effective upon notice by the Company of its intent to renew six months prior to expiration of the initial term.

The Amendment is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Section 5 – Corporate Governance and Management

Item 5.02.              Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(b)           On November 21, 2008, Caroline M. Loewy, the Company’s Chief Financial Officer, delivered written notice of her resignation from the Company, effective November 28, 2008, to pursue other opportunities.  Gerald McMahon, the Company’s Chairman and Chief Executive Officer, and Ronald Martell, the Company’s President and Chief Operating Officer, will assume Ms. Loewy’s responsibilities while the Company conducts a search for a new chief financial officer.

On November 21, 2008, the Company terminated David A. Karlin, M.D., the Company’s Senior Vice President, Clinical Development & Regulatory Affairs, as an employee of the Company.  The termination was based on the Company’s determination that it no longer required the services of Dr. Karlin.  Dr. Karlin’s responsibilities will be assumed by Robert De Jager, M.D., the Company’s Chief Medical Officer.

(e)           In connection with Dr. Karlin’s termination, the Company and Dr. Karlin entered into a Separation/Consulting Agreement and General Release dated November 21, 2008 (the “Separation Agreement”).  Under the Separation Agreement, the Company will pay Dr. Karlin his current salary and his accrued and unused vacation leave through his termination date.  In addition, the Company will pay Dr. Karlin as severance: (A) an aggregate amount of $222,500, payable in the form of salary continuation through December 31, 2008, with any remaining amount to be paid in a lump sum in January 2009; and (B) $74,171, representing the amount of a bonus for which Dr. Karlin could have been eligible in 2008 and which will be paid in January 2009. The Company also will pay Dr. Karlin’s health insurance benefits for up to nine months after his termination date in accordance with the Amended and Restated Severance Agreement between the Company and Dr. Karlin dated as of March 3, 2008 (the “Severance Agreement”).

Dr. Karlin will provide consulting services for six months from his termination date.  The term of the Consulting Agreement is subject to extension for an additional six-month period at the Company’s election.  Compensation for such consulting services will be $450 per hour, payable monthly, subject to a maximum of $10,000 per month.  Dr. Karlin may terminate the Consulting Agreement at any time upon 15 days prior written notice to the Company.  The Company may terminate the Consulting Agreement upon 15 days prior written notice to Dr. Karlin in the event that Dr. Karlin breaches any provision of the Separation Agreement or the Consulting Agreement and such breach is not cured within 15 days.

Stock options held by Dr. Karlin will continue to vest in accordance with their original terms and the terms of the Company’s Amended and Restated 2004 Incentive Compensation Plan (the “Plan”) during the term of the Consulting Agreement and without adjustment to the vesting schedule permitted by the Plan for reduction of hours of service.

Options that have “cliff vesting” will be accelerated in vesting by the same percentage that “cliff vesting” options held by executive officers of the Company are accelerated in vesting for the achievement of 2008 corporate goals.  Dr. Karlin’s stock options also will accelerate in the event a “change of control” occurs during the term of the Consulting Agreement, as defined in the Amended and Restated Change of Control Agreement (VP) dated as of March 3, 2008, between Dr. Karlin and the Company. Both the Change of Control Agreement and the Severance Agreement terminated upon Dr. Karlin’s execution of the Separation Agreement, except for the nondisclosure and return of material obligations contained in the Severance Agreement, which survive execution of the Separation Agreement.

A copy of the Separation/Consulting Agreement and General Release, including exhibits, is attached to this Report as Exhibit 10.2 and incorporated herein by reference.  The Company’s press release dated November 25, 2008 is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Section 8 – Other Events

Item 8.01.              Other Events.

The Company announced that it will be exploring strategic alternatives relating to its preclinical research programs (FAK or Focal Adhesion Kinase, HSP90 or Heat-Shock Protein 90, and mTOR or mammalian target of rapamycin) in order to allow the Company to focus its resources on its picoplatin clinical development and commercialization efforts.

The Company’s press release dated November 25, 2008 is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01.              Financial Statements and Exhibits.

(d)             Exhibits.

10.1 –	Amendment to Lease dated November 21, 2008, by and between Selig Holdings Company, LLC and Poniard Pharmaceuticals, Inc.

10.2 -	Separation/Consulting Agreement and General Release dated as of November 21, 2008, by and between Poniard Pharmaceuticals, Inc. and David A. Karlin

99.1 -	Press release dated November 24, 2008

99.2 -	Press release dated November 25, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Poniard Pharmaceuticals, Inc.

Dated: November 26, 2008	By:	/s/ Gerald McMahon
Name: Gerald McMahon
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1

Amendment to Lease dated November 21, 2008, by and between Selig Holdings Company, LLC and Poniard Pharmaceuticals, Inc.

10.2	Separation/Consulting Agreement and General Release dated as of November 21, 2008, by and between Poniard Pharmaceuticals, Inc. and David A. Karlin

99.1	Press Release dated November 24, 2008

99.2	Press Release dated November 25, 2008